For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE

              FIRST KEYSTONE CORPORATION ANNOUNCES
                NAME CHANGE OF ITS SUBSIDIARY BANK

Berwick, Pennsylvania - April 20, 2007 - First Keystone
Corporation (OTC BB: FKYS) announced that effective April 30,
2007 the name of its subsidiary, The First National Bank of Berwick, is changing to First Keystone National Bank.

"The new name was chosen because we are growing and our market now extends beyond the immediate Berwick area," stated J. Gerald
Bazewicz, President and Chief Executive Officer.

First Keystone National Bank will now operate 10 full service offices in Columbia (5), Luzerne (4), and Montour (1) Counties providing banking and trust services.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: RBC Dain Rauscher,
      800-223-4207; Legg Mason Wood Walker, Inc., 800-888-6673; Janney
Montgomery Scott, Inc., 800-526-6397; Ferris, Baker, Watts, Inc.,
800-638-7411; Ryan, Beck and Company, 800-223-8969; and Boenning
& Scattergood, Inc., 800-883-8383.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone National Bank or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.



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